Exhibit 5.1

June 15, 2017

GRUPO SUPERVIELLE S.A.

BARTOLOMÉ MITRE 434, 5TH FLOOR

C1036AAH BUENOS AIRES

ARGENTINA

Ladies and Gentlemen:

We have acted as special Argentine counsel to Grupo Supervielle S.A. (the “Company”), a corporation (sociedad anónima) organized under the laws of the Republic of Argentina, in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended, of a Registration Statement on Form F-3 (File No.333-     ) (as amended, the “Registration Statement”) for the public offering (i) by the Company of (a) new Class B shares of the Company’s common stock (the “New Class B Shares”), (b) shares of preferred stock of the Company (the “Preferred Shares”) and (c) certain other securities identified in the Registration Statement and (ii) by certain shareholders (the “Selling Shareholders”) of existing Class B Shares (the “Existing Class B Shares” and together with the New Class B Shares, the “Class B Shares”). The Class B Shares may be (i) deposited by the Company pursuant to a Deposit Agreement among the Company, The Bank of New York Mellon, as depositary (the “Depositary”) and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary and evidencing American depositary shares (“ADSs”) representing the Class B Shares, and (ii) delivered in the form of ADSs. Each ADS represents 5 Class B Shares. Terms not defined herein shall have the meaning ascribed to them in the Registration Statement.

In such capacity, we have examined the Registration Statement and the by-laws of the Company, as amended as of the date hereof and such other documents, as we have considered necessary for the purpose of giving this opinion.

In giving this opinion, we have made the following assumptions:

(a)                   the authenticity of all documents submitted to us as originals and certified copies;

(b)                     the conformity to original documents of all documents submitted to us as copies;

(b)                   the authenticity of the originals of such copies;

(c)                    that signatures, stamps and seals on all documents examined by us (whether original documents or copies of such documents) are genuine;

(d)                   that all documents relevant for the purpose of giving the opinions set forth herein have been validly authorized, executed and delivered by all parties thereto;

(e)                    that no agreement, document or obligation to or by which the Company (or it assets) is a party or bound and no injunction or other court order against or affecting the Company would be breach of infringed by the performance of the actions to be carried out under the Registration Statement;

(f)                     that all consents, licenses, approvals, authorizations, resolutions, notices, waivers, filings and registrations that are necessary under any applicable law or regulation in order to permit the performance of the actions to be carried out under the Registration Statement have been or will be duly made or obtained and are, or will be, in full force and effect;

(g)                    the truth and accuracy of the representations and all matters of fact set forth in all relevant documents furnished to us by the Company, its subsidiaries and their officers and directors (but not any legal conclusion to the extent we express an opinion with respect thereto);

(h)                   that there are no facts or circumstances or matters or documents which may be material to the opinion set out herein which, notwithstanding our reasonable inquiry, have not been disclosed to us; and

(i)                       that no petition has been presented to, or order made by, a court or other governmental authority for the winding-up, composition proceedings, liquidation, dissolution or bankruptcy of the Company or any of its subsidiaries.

We express no opinion as to any laws other than the laws of Argentina as in effect at the date of this opinion letter and we have assumed that there is nothing in any other law that affects our opinion. In particular, we have made no independent investigation of the laws of the State of New York or of any other jurisdiction, as a basis for the opinions stated herein and do not express or imply any opinion on such laws.

Based upon and subject to the above, we are of the opinion that:

(i)            the Company is duly incorporated and validly existing under the laws of Argentina; and

(ii)           the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and all of the New Class B Shares underlying the ADSs, when duly authorized and when have been issued and fully paid for in accordance with the terms of the underwriting agreement as described in the applicable prospectus supplement and as will be incorporated into the Registration Statement and at the price approved by or on behalf of the Board of Directors of the Company, the New Class B Shares when sold will be validly and legally issued, fully paid and non-assessable.

(iii)          the Company has an authorized and outstanding capitalization as set forth in the Registration Statement and all of the Preferred Shares, when duly authorized and when have been issued and fully paid for in accordance with the terms of the underwriting agreement as described in the applicable prospectus supplement and as will be incorporated into the Registration Statement and at the price approved by or on behalf of the Board of Directors of the Company, the Preferred Shares when sold will be validly and legally issued, fully paid and non-assessable.

(iv)                              The Existing Shares are validly issued, fully paid and non-assessable.

This opinion is limited to the matters expressly stated herein and does not extend to, and is not to be read as extended by implication to, any other matter.

We hereby consent to the filing of this opinion with the SEC as Exhibit 5.1to the Registration Statement and to the reference to us under the captions “Legal Matters” and “Enforceability of Civil Liabilities” in the Registration Statement. In giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours,

/S/CAROLINA CURZI
Carolina Curzi
Errecondo, González & Funes
Abogados